UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2023

FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, Fluent, Inc. (the “Company”) was notified on May 1, 2023, by The Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”) because the closing bid price for the Company’s common stock, par value $0.0005 per share (the “Common Stock”), was less than $1.00 per share for the previous 30 consecutive business days.  In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until October 30, 2023 (the “Initial Compliance Period”), to regain compliance with the Minimum Bid Price Requirement.  On October 5, 2023, the Company applied to transfer the listing of the Common Stock from The Nasdaq Global Market to The Nasdaq Capital Market (the “Transfer”).

On October 16, 2023, the Company received notice from the Nasdaq staff that the Transfer was approved.  The Transfer will become effective at the opening of business on October 18, 2023.  The Common Stock will continue to trade under the symbol “FLNT.”

Upon the Transfer, the Company will be afforded the remainder of the Initial Compliance Period to regain compliance with the Minimum Bid Price Requirement.  If compliance with the Minimum Bid Price Requirement cannot be demonstrated by the expiration of the Initial Compliance Period, the Company will be eligible for an additional compliance period of 180 calendar days, or until April 27, 2024 (the “Additional Compliance Period”), to regain compliance with the Minimum Bid Price Requirement if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, as of the end of the Initial Compliance Period (that is, October 30, 2023).  The Company has provided written notice to the Nasdaq staff of its intention to cure the deficiency by the end of the Additional Compliance Period, including via a reverse stock split if necessary.  The Nasdaq staff will review this notice, and if the Company is eligible, will grant the Additional Compliance Period.  However, if it appears that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for The Nasdaq Capital Market, the Nasdaq staff would provide written notification of delisting.  If the Additional Compliance Period is granted and the Common Stock maintains a closing bid price of at least $1.00 per share for at least ten consecutive business days during the Additional Compliance Period, the Nasdaq staff will provide written confirmation of the Company’s compliance with the Minimum Bid Price Requirement and the matter will be closed, unless the Nasdaq staff exercises its discretion to require the Company to satisfy the Minimum Bid Price Requirement for a period in excess of ten consecutive business days as described in Nasdaq Listing Rule 5810(c)(3)(H).

If the Company does not regain compliance with the Minimum Bid Price Requirement by April 27, 2024, the Nasdaq staff will provide written notification that the Common Stock will be delisted.  At that time, the Company may request review of the delisting determination by an independent hearings panel by submitting a hearing request within seven calendar days of the date of the delisting determination notice.  If timely requested, the Company expects the hearing would take place within 45 days of the hearing request.  A timely request for a hearing will ordinarily stay Nasdaq’s suspension and delisting action pending the issuance of a written panel decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fluent, Inc.

October 17, 2023	By:	/s/ Donald Patrick
	Name:	Donald Patrick
	Title:	Chief Executive Officer